AGREEMENT AND PLAN OF REORGANIZATION


      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April 21, 1995 by and between ALAMAR BIOSCIENCES, INC., a California corporation ("Alamar") and ACCUMED, INC., an Illinois corporation ("AccuMed").

                                   RECITALS

      A. The Boards of Directors of AccuMed and Alamar believe that it is in the best interests of each company and their respective shareholders that AccuMed and Alamar combine into a single company through the merger of AccuMed with and into Alamar (the "Merger") and, in furtherance thereof, have approved the Merger.

      B. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of AccuMed shall be converted into shares of Common Stock of Alamar at the rate determined herein, subject to the forfeiture by the pre-merger shareholders of AccuMed (the "AccuMed Shareholders") of certain of such shares of Common Stock of Alamar if certain performance targets are not met as determined herein.

      C.  AccuMed  and  Alamar  desire  to  make  certain   representations  and
warranties and other agreements in connection with the Merger.

      D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                  ARTICLE I
                                  THE MERGER

      1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Illinois Business Corporation Act of 1983, as amended
("Illinois Law"), and the California General Corporation Law, as amended ("California Law"), AccuMed shall be merged with and into Alamar, the separate corporate existence of AccuMed shall cease and Alamar shall continue as the surviving corporation. Alamar as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".

      1.2 Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger of Alamar and AccuMed substantially in the form of Exhibit A attached hereto (the "Agreement of Merger") with the Secretary of State of each of Illinois and California, in accordance with the relevant provisions of Illinois Law and California Law (the time of such filing being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Katten Muchin & Zavis at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VIII, or at such other time, date and location as the parties hereto agree (the "Closing Date").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Illinois Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of AccuMed and Alamar shall vest in the Surviving Corporation, and all debts, liabilities and duties of AccuMed and Alamar shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4   Articles of Incorporation; Bylaws.

            (a) At the Effective Time, the Articles of Incorporation of Alamar, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

            (b) At the Effective Time, the Bylaws of Alamar, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

      1.5 Directors and Officers. The directors and officers of AccuMed shall be the initial directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The Surviving Corporation will elect new directors and new officers as per Sections 7.17 and
7.18 hereof.

      1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of AccuMed or the holders of any of the following securities:

            (a) Conversion of AccuMed Capital Stock. Each share of Common Stock, no par value, of AccuMed ("AccuMed Capital Stock") issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and will be converted automatically into the right to receive its pro rata portion of 5,750,000 shares of Common Stock, no par value, of Alamar ("Alamar Common Stock"). Each share of AccuMed Capital Stock shall be cancelled and converted as set forth in this Section 1.6(a) upon surrender of the certificate representing such share of AccuMed Capital Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

            (b) Adjustments to Exchange Ratio. The number of shares of Alamar Common Stock into which each share of AccuMed Common Stock shall convert pursuant to this Article I shall be adjusted to reflect fully the effect of any split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Alamar Common Stock or AccuMed Capital Stock), reorganization, recapitalization or other like change with respect to Alamar Common Stock or AccuMed Capital Stock occurring after the date hereof and prior to the Effective Time, except for the issuance of any shares of Alamar Common Stock pursuant to the S Private Placement and/or the D Private Placement.

            (c) Fractional Shares. No fraction of a share of Alamar Common Stock will be issued by virtue of the Merger, but in lieu of thereof each AccuMed Shareholder who would otherwise be entitled to a fraction of a share of Alamar Common Stock (after aggregating all fractional shares of Alamar Common Stock to be received by such holder) shall receive from Alamar one additional share of Alamar Common Stock in the event such fraction is one-half or more and no additional shares of Alamar Common Stock in the event such fraction is less than one-half.

      1.7   Exchange of Certificates.

            (a) Alamar to Provide Common Stock. Promptly after the Effective Time, Alamar shall make available to each AccuMed Shareholder for exchange in accordance with this Article I, through such reasonable procedures as Alamar may adopt, the shares of Alamar Common Stock issuable pursuant to
      Section 1.6 in exchange for outstanding shares of AccuMed Capital Stock.

            (b) Exchange Procedures. Promptly after the Effective Time, Alamar shall cause to be mailed to each holder of record of certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of AccuMed Capital Stock whose shares were converted into the right to receive shares of Alamar Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Alamar and shall be in such form and have such other provisions as Alamar may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for three separate certificates representing shares of Alamar Common Stock, one such certificate to represent Alamar Common Stock not subject to forfeiture ("Vested Alamar Common Stock"), one such certificate to represent Alamar Common Stock subject to forfeiture pursuant to Section 3.1 (as defined in such Section 3.1, the "First Year Performance Stock") and one such certificate to represent Alamar Common Stock subject to forfeiture pursuant to Section
      3.2 (as defined in such Section 3.2, "Second Year Performance Stock") (the Vested Alamar Common Stock, First Year Performance Stock and Second Year Performance Stock are sometimes collectively referred to as the "Exchanged Alamar Common Stock").

      Upon surrender of a Certificate for cancellation to Alamar or to such other agent or agents as may be appointed by Alamar, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the certificates representing the number of whole shares of Exchanged Alamar Common Stock which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented a share of AccuMed Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of full shares of Alamar Common Stock into which such shares of AccuMed Capital Stock shall have been so converted in accordance with Section 1.6.

            (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Alamar Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Alamar Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate.
      Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Alamar Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Alamar Common Stock.

            (d) Transfers of Ownership. If any certificate for shares of Alamar Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have (i) paid to Alamar or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Alamar Common Stock in any name other than that of the registered holder of the certificate surrendered or (ii) established to the satisfaction of Alamar or any agent designated by it that such tax has been paid or is not payable.

            (e) No Liability.  Notwithstanding  anything to the contrary in this
      Section 1.7, none of Alamar, AccuMed or the Surviving Corporation shall be liable to a holder of shares of Alamar Common Stock or AccuMed Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.8 No Further Ownership Rights in AccuMed Capital Stock. All shares of Alamar Common Stock issued upon the surrender for exchange of shares of AccuMed Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of AccuMed Capital

Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of AccuMed Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.9 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of AccuMed Capital Stock shall have been lost, stolen or destroyed, Alamar shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Exchanged Alamar Common Stock as may be required pursuant to Section 1.6; provided, however, that Alamar may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Alamar with respect to the certificates alleged to have been lost, stolen or destroyed or such other indemnity as may be reasonably requested by Alamar.

      1.10 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

      1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of AccuMed and Alamar, the officers and directors of AccuMed and Alamar are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

      1.12 Restrictions on Transfer. No more than 10% of the shares of the Exchanged Alamar Common Stock issued to each of the AccuMed Shareholders pursuant to this Article I may be offered for sale, sold, disposed of or otherwise transferred or pledged or otherwise encumbered until 18 months after the Effective Time. Transfers by gift, will or intestacy to an AccuMed Shareholder's immediate family or to a trust, the beneficiaries of which are exclusively such AccuMed Shareholder and/or members of his or her immediate family, will be exempted, so long as the certificate continues to bear the legend below. The Surviving Corporation will maintain stop transfer instructions with its transfer agent at all appropriate times to enforce this restriction on transfer. The certificates representing Exchanged Alamar Common Stock issued to each AccuMed Shareholder pursuant to this Agreement will bear substantially the following legend:

      "The securities represented by this certificate are subject to certain restrictions on transfer as set forth in the Agreement and Plan of Reorganization by and between Alamar Biosciences, Inc. (the "Company") and AccuMed, Inc. dated April 21, 1995, a copy of which may be obtained at the principal executive office of the Company. Any transfer or pledge in conflict with or in derogation of this legend is void and of no legal force, effect or validity whatsoever."

The restriction on transfer imposed by this Section 1.12 shall terminate 18 months after the Effective Time. At any time 18 months or more after the Effective Time, each AccuMed Shareholder may request, and the Surviving Corporation will issue, new certificates of like tenor and amount without the aforesaid restrictive legend.


                                  ARTICLE II
               OPTION TO PURCHASE ADDITIONAL ALAMAR COMMON STOCK

      2.1 Grant of Options. In further consideration of AccuMed's execution of this Agreement and consummation of the Merger and the operation of AccuMed's business by its management and employees during the period from the date hereof until the Closing Time for the ultimate benefit of Alamar, Alamar shall, on the Closing Date, grant to AccuMed's officers and employees, options (the "Options") to purchase from Alamar an additional 750,000 shares of Alamar Common Stock plus, if the Option Price (as defined below) is greater than $1.25, such number of shares of Alamar Common Stock as shall be determined by subtracting $1.25 from the Option Price, then multiplying by 750,000 and dividing by the Option Price (collectively, the "Option Shares"). The Options shall be granted pursuant to the Stock Option Plan of Alamar in effect as of the Closing Date (the "Option Plan"). The Option Shares shall be distributed on the Closing Date, as determined by the Board of Directors of AccuMed prior to the Closing Date, subject to applicable law and the terms of the Option Plan. Alamar covenants that, at all times from the date hereof until the earlier of the expiration of the Option Period (as hereinafter defined) or the exercise in full of all of the Options, Alamar will have reserved for issuance under the Option Plan such number of authorized but not issued and not outstanding shares of Alamar Common Stock as equals (a) the aggregate number of Option Shares issuable upon exercise of Options, less (b) such number of shares of Alamar Common Stock as have previously been issued upon exercise of Options. The Option Plan shall be amended, if necessary, so that a sufficient number of shares of Alamar Common Stock are reserved for issuance upon exercise of Options, and any such amendment shall be submitted to Alamar's shareholders for approval at the Alamar Shareholders' Meeting.

      2.2 Option Price. The purchase price of each Option Share shall be the Fair Market Value of Alamar Common Stock on the Closing Date (the "Option Price"), payable pursuant to the terms of the Option Plan. Upon payment to Alamar of the Option Price, Alamar shall assign, transfer, convey and deliver the Option Shares purchased to the Option holder exercising the Option.

      2.3 Vesting and Exercise Period. Each Option shall have a term of five years from the Closing Date (the "Option Period") and shall vest in three equal installments on the Closing Date and the first two anniversaries thereof. Each Option must be exercised by written notice given to Alamar at any time during the Option Period. The certificate or certificates for the shares of Alamar Common Stock as to which the Option shall have been so exercised shall be delivered to the Option holder as soon as practicable after receipt by Alamar of such notice and payment pursuant to Section 2.2 above. If not so exercised, the Option shall lapse.

      2.4 Option Terms. Each Option granted to an AccuMed Shareholder may be exercised in whole or in part, and if exercised in part any remaining shares of Alamar Common Stock which were subject to the Option may still be purchased, pursuant to the terms of such Option by the Option holder at any time prior to the expiration of the Option Period. Each Option holder may exercise his or her Option without regard to the exercise or lack of exercise by other Option holders, and there is no requirement that any or all of the Options be exercised.

      2.5 Adjustments. Except for the transactions contemplated by this Agreement, if after the Closing Date there is any change in the outstanding shares of Alamar Common Stock by reason of a stock dividend, stock split, or combination or exchange of such shares, or any recapitalization, merger, consolidation, reorganization, exchange or similar event, the number of shares of Alamar Common Stock available for purchase pursuant to the exercise of the Options, the number of such shares covered by each outstanding Option, and the Option Price shall be proportionately adjusted by Alamar to reflect such changes; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares.


                                 ARTICLE III
                      FORFEITURE OF ALAMAR COMMON STOCK

      3.1 First Year Performance Targets. If for the 12-month period beginning on the first day of the first full fiscal quarter of the Surviving Corporation commencing after the Effective Time (the "First Year Performance Period") both
(i) the earnings per share of the Surviving Corporation Common Stock on a fully-diluted basis are less than $.01 and (ii) the Fair Market Value of the Surviving Corporation Common Stock does not equal or exceed $2.00 per share for a period of 45 consecutive trading days (the "First Year Performance Targets"), then the AccuMed Shareholders shall forfeit and surrender to the Surviving Corporation 1,000,000 of the shares of the Alamar Common Stock issued to them pursuant to Article I (the "First Year Performance Stock"), ratably in proportion to the number of Alamar Common Stock shares originally issued to each such AccuMed Shareholder.

      3.2 Second Year Performance Targets. If for the 12-month period commencing immediately after the end of the First Year Performance Period (the "Second Year Performance Period" and together with the First Year Performance Period, the "Performance Periods") both (i) the earnings per share of the Surviving Corporation Common Stock on a fully-diluted basis ("fully diluted" for the purposes of this Article III shall included the First Year Performance Stock whether or not forfeited pursuant to Section 3.1) are less than $.03 and (ii) the Fair Market Value of the Surviving Corporation Common Stock does not equal or exceed $2.50 per share for a period of 45 consecutive trading days (the "Second Year Performance Targets" and together with the First Year Performance Targets, the "Performance Targets"), then the AccuMed Shareholders shall forfeit and surrender to the Surviving Corporation an additional 1,000,000 of the shares of the Alamar Common Stock issued to them pursuant to Article I (the "Second Year Performance Stock" and together with the First Year Performance Stock, the "Performance Stock"), ratably in proportion to the number of Alamar Common Stock shares originally issued to each such AccuMed Shareholder.

      3.3 Earn-Back Provision. If the Surviving Corporation fails to meet its First Year Performance Targets, but, for the Second Year Performance Period, both (i) the earnings per share of the Surviving Corporation Common Stock on a fully diluted basis is greater than or equal to the sum of $0.03, plus the amount of any net loss per share incurred by the Surviving Corporation for the First Year Performance Period, and (ii) the Fair Market Value of the Surviving Corporation Common Stock equals or exceeds $2.50 per share for a period of 45 consecutive trading days (the "Earn-Back Targets"), then the First Year Performance Stock shall not be forfeited pursuant to Section 3.1, but rather shall become fully vested. The First Year Performance Stock shall not be surrendered and cancelled pursuant to Section 3.4 until the end of the Second Year Performance Period and the determination that this Section 3.3 has not served to vest such First Year Performance Stock.

      3.4 Surrender Procedure for Forfeited Performance Stock. Determination as to whether applicable Performance Targets are met with respect to the applicable Performance Period will be made by the Surviving Corporation in its reasonable discretion as soon as practicable after the end of the applicable Performance Period. If both of the applicable Performance Targets are not met for the applicable Performance Period, and, in the case of the First Year Performance Stock, either of the Earn-Back Targets set forth in Section 3.3 is not met for the Second Year Performance Period, each AccuMed Shareholder shall surrender to the Surviving Corporation within 30 days after receipt of written notice of failure to meet such Performance Targets, his or her certificate or certificates which represents the forfeited Performance Stock, provided that Alamar gives notice to the AccuMed Shareholders that such Performance Stock is to be forfeited within 90 days after the end of the Second Year Performance Period. Each Performance Stock certificate which immediately after the end of the Second Year Performance Period is subject to forfeiture shall be deemed for all purposes to be cancelled and void as of the end of the Second Year Performance Period. If any such Performance Stock certificates are not delivered to Alamar, Alamar shall make appropriate notations on its stock records, which may include stop transfer instructions.

      3.4 Adjustment. The Performance Targets and Earn-Back Targets shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Alamar Common Stock), reorganization, recapitalization or other like change with respect to Alamar Common Stock occurring after the Effective Time if such adjustment would fairly advance the essential intent and principles of the Performance Targets and Earn-Back Targets as determined in good faith by a majority of the disinterested directors of the Surviving Corporation.

      3.5 Restrictive Legend on Performance Stock; Nontransferability of Performance Stock. The certificates representing Performance Stock issued to each AccuMed Shareholder pursuant to this Agreement will bear substantially the following legend:

     "The securities represented by this certificate are subject to forfeiture and certain restrictions on transfer as set forth in the Agreement and Plan of Reorganization by and between Alamar Biosciences, Inc. (the "Company") and AccuMed, Inc. dated April 21, 1995 (the "Agreement"), a copy of which may be obtained at the principal executive office of the Company. Any transfer or pledge in conflict with or in derogation of the Agreement is void and of no legal force, effect, or validity whatsoever."

No Performance Stock shall be offered for sale, sold, disposed of, or otherwise transferred, or pledged or otherwise encumbered until such time as either of the applicable Performance Targets has been met or, in the case of the First Year Performance Stock, both of the Earn-Back Targets have been met or until any such Performance Stock is forfeited pursuant to this Article III. Transfers by gift, will or intestacy to a Performance Stock holder's immediate family or to a trust, the beneficiaries of which are exclusively such holder and/or members of his or her immediate family, will be exempted, so long as the Performance Stock certificate continues to bear the aforesaid legend. If either of the applicable Performance Targets is met during the applicable Performance Period or, in the case of the First Year Performance Stock, both of the Earn-Back Targets are met, the Surviving Corporation will promptly notify each AccuMed Shareholder, at which time each AccuMed Shareholder may request the Surviving Corporation to issue a new certificate with respect to the applicable Performance Stock of like tenor and amount without the aforesaid restrictive legend. The Surviving Corporation will cause appropriate stock transfer instructions to be placed in the records of its transfer agent.


                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF ACCUMED

      AccuMed represents and warrants to Alamar as of the date hereof and again as of the Effective Time, subject to the exceptions disclosed in writing in the disclosure letter supplied to Alamar by AccuMed (the "AccuMed Schedules") which identifies the Section numbers hereof to which the disclosures pertain and which is dated as of the date hereof and again as of the Effective Time and which is attached to this Agreement and incorporated by reference, as set forth below.

      4.1 Organization of AccuMed. AccuMed, and each of its subsidiaries as set forth on the AccuMed Schedules, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on AccuMed. A true and complete list of all of AccuMed's subsidiaries, together with the jurisdiction of incorporation of each subsidiary is listed on the AccuMed Schedules. AccuMed does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity except as listed on the AccuMed Schedules. The AccuMed Schedules contain a true and correct copy of the Articles of Incorporation and Bylaws of AccuMed and similar governing instruments of each of its subsidiaries, each as amended to date.

      4.2 AccuMed Capital Structure. The authorized capital stock of AccuMed consists as of the date hereof, and will consist as of the Effective Time, of 5,000,000 shares of Common Stock, no par value, of which as of the date hereof there are 1,835,500 shares issued and outstanding. All outstanding shares of AccuMed Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of AccuMed or any agreement or document to which AccuMed is a party or by which it is bound. The AccuMed Schedules include a list of all issuances of capital stock by AccuMed since its inception and contain a true, accurate and complete list of the names and respective number of shares of AccuMed Common Stock held by each AccuMed Shareholder. All shares of AccuMed capital stock have been issued in compliance with all applicable federal and state securities laws, and no right of rescission inures to any shareholder of AccuMed.

      4.3  Obligations  With  Respect to Capital  Stock.  Except as set forth in
Section 4.2, there are no equity securities of any class of AccuMed, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities AccuMed owns, directly or indirectly through one or more subsidiaries (which securities are listed in the AccuMed Schedules), there are no equity securities of any class of any subsidiary of AccuMed, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 4.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which AccuMed or any of its subsidiaries is a party or by which it is bound obligating AccuMed or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of AccuMed or any of its subsidiaries or obligating AccuMed or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the knowledge of AccuMed, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of AccuMed.

      4.4   Authority.

            (a) AccuMed has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents to which it is or will be a party, subject to obtaining requisite shareholder approval, and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Transaction Documents to which AccuMed is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of AccuMed, subject only to the approval of the Merger by the vote of the holders of a majority of the AccuMed Capital Stock. This Agreement has been duly executed and delivered by AccuMed and constitutes the valid and binding obligation of AccuMed, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

            (b) The execution and delivery by AccuMed of this Agreement and the Transaction Documents to which AccuMed is or will be a party do not or will not, and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of AccuMed or similar governing instruments of any of its subsidiaries or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AccuMed or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on AccuMed or have a material adverse effect on the ability of AccuMed to consummate the transactions contemplated hereby or thereby.

            (c)  No   consent,   approval,   order  or   authorization   of,  or
      registration, declaration or filing with, any Governmental Entity is required by or with respect to AccuMed in connection with the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) the filing of the Agreement of Merger with the Illinois Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on AccuMed.

      4.5 Taxes and Tax Returns. Except as disclosed in the AccuMed Schedules, AccuMed and its subsidiaries have timely filed all Tax Returns required to have been filed, and such returns are true and correct. AccuMed and its subsidiaries have paid or have adequately reserved for the payment of all Taxes that have or may become due pursuant to said Tax Returns, or pursuant to any assessment received with respect thereto. There are no present or threatened disputes as to Taxes payable by AccuMed. There have been no federal, state, foreign or local audits of income, sales, ad valorem or other Taxes payable by AccuMed or any of its subsidiaries. There are no unexpired waivers by AccuMed or any of its subsidiaries of any statute of limitations with respect to any Taxes, and neither AccuMed nor any of its subsidiaries is a party to any actions or proceedings by any Governmental Entity for the collection or assessment of Taxes.

      4.6 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon AccuMed or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of AccuMed or any of its subsidiaries, any acquisition of material property by AccuMed or any of its subsidiaries or the conduct of business by AccuMed or any of its subsidiaries as currently conducted or as proposed to be conducted by AccuMed or any of its subsidiaries.

      4.7 Absence of Liens and Encumbrances. AccuMed and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their material tangible properties and assets, real, personal and mixed, used in their business, free and clear of any liens or encumbrances except as reflected in the AccuMed

Schedules and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby. A complete list of all leased and owned real property of AccuMed and each of its subsidiaries is set forth in the AccuMed Schedules.

      4.8 Proprietary Rights. The AccuMed Schedules contain a complete and accurate list of all patented and registered Proprietary Rights owned by AccuMed and each of its subsidiaries and all pending patent applications and applications for the registration of other Proprietary Rights owned or filed by AccuMed and each of its subsidiaries. The AccuMed Schedules also contain a complete and accurate list of all trade or corporate names used by AccuMed and each of its subsidiaries and a complete and accurate list of all licenses and other rights granted by AccuMed and each of its subsidiaries to any third party with respect to Proprietary Rights and licenses and other rights granted by any third party to AccuMed and each of its subsidiaries. Except as set forth on the AccuMed Schedules, (a) AccuMed and each of its subsidiaries own and possess all right, title and interest in and to, or have a valid and enforceable license to use, all of the Proprietary Rights necessary for the operation of AccuMed's and each of its subsidiaries' respective businesses as presently conducted or as currently proposed by AccuMed to be conducted; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of AccuMed or any of its subsidiaries, is threatened, and to the knowledge of AccuMed or any of its subsidiaries, there is no reasonable basis for any such claim; (c) neither AccuMed nor any of its subsidiaries nor any registered agent of AccuMed or any of its subsidiaries has received any notices of, nor is it aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has AccuMed or any of its subsidiaries or any registered agent of AccuMed or any of its subsidiaries received any claims of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party; and (d) neither AccuMed nor any of its subsidiaries has infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, nor is AccuMed or any of its subsidiaries aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of AccuMed's or any of its subsidiaries' business as presently conducted or as currently proposed by AccuMed to be conducted. Except as disclosed in the AccuMed Schedules, to the knowledge of AccuMed or any of its subsidiaries, AccuMed and each of its subsidiaries are not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright, trade secret or other intangible assets, with respect to the use thereof or in connection with the conduct of its business or otherwise. To the knowledge of AccuMed or any of its subsidiaries, it is currently not necessary nor will it be necessary for AccuMed or any of its subsidiaries to utilize nor will AccuMed or any of its subsidiaries utilize any inventions of any persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with AccuMed or any of its subsidiaries, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by AccuMed or any of its subsidiaries, in violation of any limitations or restrictions to which any such person or entity is a party or to which any of such assets or rights may be subject. To the knowledge of AccuMed or any of its subsidiaries, neither AccuMed nor any of its subsidiaries' employees, consultants, officers, directors or shareholders has taken, removed or made use of any proprietary documentation, manuals, products, materials or any other tangible item from his or her previous employer relating to the business as conducted of such previous employer which has resulted in AccuMed or any of its subsidiaries' access to or use of such proprietary items. Except as disclosed in the AccuMed Schedules hereto, all actions required to be taken to transfer interest in such Proprietary Rights to AccuMed or any of its subsidiaries have been taken, all notices required to be made in connection with such transfer have been made, and all consents required to be secured in connection with such transfer have been secured.

      4.9 Contracts. The AccuMed Schedules contain a true and complete list of every material contract, understanding, agreement, relationship and commitment, written or oral, to which AccuMed or any of its subsidiaries is a party or by which its or any of its subsidiaries' properties is bound or subject
(collectively, the "AccuMed Contracts"). Except as expressly set forth in the AccuMed Schedules, (a) all such AccuMed Contracts are in full force and effect, enforceable in accordance with their terms; (b) AccuMed and each of its subsidiaries has performed in all material respects all obligations required to be performed by each of them thereunder; (c) AccuMed and each of its subsidiaries is not, nor, to the knowledge of AccuMed, is any other party to any such AccuMed Contract in default in any material respect or alleged to be in default in any material respect under the terms thereof; and (d) there exists no condition which, after notice or lapse of time or both, would constitute such a default by AccuMed or any of its subsidiaries or which would otherwise allow the other contracting party to terminate any such AccuMed Contract. Neither AccuMed nor any of its subsidiaries has received written notice or, to the knowledge of AccuMed or any of its subsidiaries, any other notice, that any party to any such AccuMed Contract intends to cancel or terminate, or to exercise any option under, any such AccuMed Contract. For purposes of this Section 4.9, a contract, agreement, relationship or commitment is deemed material if it gives rise to rights or liabilities on the part of AccuMed or any of its subsidiaries exceeding $10,000 in the aggregate, or is one of a series of related AccuMed Contracts, commitments, agreements or relationships with the same contracting party or group of affiliated parties that in the aggregate give rise to rights or liabilities exceeding such amount.

      4.10 Governmental Authorization. AccuMed and each of its subsidiaries holds all Permits which are material to the operation of AccuMed's and each of its subsidiaries' business as currently conducted. AccuMed and each of its subsidiaries is in material compliance with the terms of such Permits. The business of AccuMed and each of its subsidiaries is not being conducted in violation of any Laws, except for violations or possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect on AccuMed and its subsidiaries, taken as a whole. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to AccuMed or any of its subsidiaries is pending or, to the knowledge of AccuMed or any of its subsidiaries, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

      4.11  Intentionally Deleted.

      4.12  Intentionally Deleted.

      4.13 Litigation. Except as set forth in the AccuMed Schedules:

            (a) there are no claims, actions, suits, inquiries, proceedings or investigations pending or, to the best of AccuMed's or any of its subsidiaries knowledge, threatened by or against AccuMed or any of its subsidiaries relating to any product alleged to have been designed, manufactured, sold or licensed by AccuMed or any subsidiary and alleged to have been defective, improperly designed or manufactured or improperly labeled;

            (b) there are no claims, actions, suits, inquiries, proceedings or investigations pending or, to the knowledge AccuMed or any of its subsidiaries, threatened by or against AccuMed or any of its subsidiaries, at law or in equity or before or by any Governmental Entity. AccuMed does not know of any basis for any such claim, action, suit, proceeding or investigation; and

            (c) there are no contracts between AccuMed and any Governmental Entity purporting to impose any affirmative action or equal employment opportunities upon AccuMed or any of its subsidiaries relating to AccuMed's or any of its subsidiaries' employees and with regard to said employees so far as AccuMed or any of its subsidiaries is aware. Neither AccuMed nor any of its subsidiaries is a government contractor within the meaning of Executive Order No. 11246, the Vietnam Veterans Readjustment Assistance Act of 1974, or the Rehabilitation Act of 1973.

      4.14  Health, Safety and Environment.

            (a) Compliance with Environmental and Safety Requirements. AccuMed and each of its subsidiaries is in compliance with all applicable
      Environmental and Safety Requirements, and AccuMed and each of its subsidiaries possess all required permits, licenses and certificates, and have filed all notices or applications, required thereby.

            (b) No Hazardous Wastes. Except as set forth in the AccuMed Schedules, AccuMed and each of its subsidiaries have not ever generated, transported, treated, stored or disposed of any Hazardous Wastes (as hereinafter defined) at any site, location or facility and no such Hazardous Wastes are present on, in or under any real property owned or used by AccuMed or any of its subsidiaries, and such property does not contain (including containment by means of any underground storage tank) any Hazardous Waste.

            (c) No Actions or Proceedings. Neither AccuMed nor any of its subsidiaries has been subject to, or received any written notice or, to the knowledge of AccuMed or any of its subsidiaries, any other notice of, any private, administrative or judicial action, or any written notice or, to the knowledge of AccuMed or any of its subsidiaries, any other notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Wastes in, under or upon any real property owned or used by AccuMed or any of its subsidiaries, and Accumed does not know and has no reason to know of any reasonable basis for any such notice or action; and there are no pending or, to the knowledge of AccuMed or any of its subsidiaries, threatened actions or proceedings (or notices of potential actions or proceedings) from any governmental agency or any other entity regarding any matter relating to health, safety or protection of the environment.

            (d) Other Conditions. To the knowledge of AccuMed or any of its subsidiaries, no facts, events or conditions with respect to the past or present operations or facilities of AccuMed, it subsidiaries or their businesses exist which could reasonably be expected to interfere with or prevent continued compliance with, or could give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving AccuMed, its subsidiaries or their business under any Environmental and Safety Requirement based on any such fact, event or circumstance, including liability for cleanup costs, personal injury or property damage.

      4.15 Brokers' and Finders' Fees. Except for fees payable to Lake Shore Capital Partners, Inc. pursuant to the engagement letter dated April 21, 1994 (which along with all amendments thereto is attached to the AccuMed Schedules), and the fees payable to Commonwealth Associates pursuant to an engagement letter dated February 14, 1995, AccuMed has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      4.16 Labor Matters. There are no pending material claims against AccuMed or any of its subsidiaries under any workers compensation plan or policy or for long term disability. AccuMed and each of its subsidiaries, have complied in all material respects with all applicable provisions of COBRA and, if applicable, similar foreign laws and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder. Except as set forth in the AccuMed Schedules, neither AccuMed nor any of its subsidiaries has any labor unions or collective bargaining agreements with employees. Except as set forth in the AccuMed Schedules, there is no, and neither AccuMed nor any of its subsidiaries has experienced any, strike, picketing, boycott, work stoppage or slowdown or other labor dispute or, to the knowledge of AccuMed or each of its subsidiaries, any union organizational activity or any complaint of, or any allegation, charge or reasonable basis for any allegation or charge of, unfair labor practice, employment discrimination or other matters relating to the employment of labor. To the knowledge of AccuMed or any of its subsidiaries, after due inquiry, no such complaint, allegation or charge of unfair labor practice or employment discrimination has been threatened against AccuMed or any of its subsidiaries which is likely to have a Material Adverse Effect on AccuMed and its subsidiaries, taken as a whole. To the knowledge of AccuMed or any of its subsidiaries, no key employee and no group of employees has any plans to terminate employment with AccuMed. AccuMed and each of its subsidiaries have complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Except as set forth in the AccuMed Schedules, there are no administrative charges or court complaints pending or, to the knowledge of AccuMed or any of its subsidiaries, threatened against AccuMed or any of its subsidiaries before the EEOC or any state or federal court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor.

      4.17  Employee Benefit Plans.

            (a) The AccuMed Schedules set forth all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employees of AccuMed or any trade or business (whether or not incorporated) which is a member or which is under common control with AccuMed (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of AccuMed (collectively, the "AccuMed Employee Plans").

            (b) The AccuMed Schedules set forth a complete and correct list of each plan, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, fringe benefits or other forms of compensation or benefits which (i) is not an AccuMed Employee Plan, (ii) is maintained, established or contributed to by AccuMed or any subsidiary or any related person, and
      (iii) covers any employee or former employee of AccuMed or any related person, including any employee or former employee of a related person that does business outside of the United States. Such plans and arrangements as are described above are hereinafter referred to collectively as the "AccuMed Benefit Arrangements".

            (c) (i) None of the AccuMed Employee Plans or Benefit Arrangements promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including COBRA; (ii) all AccuMed Employee Plans and AccuMed Benefit Arrangements are, and during the six-year period ending on the date hereof have been, in compliance in all material respects with the requirements prescribed by, and have complied with the reporting and disclosure requirements of, any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury or similar foreign regulatory authority), and AccuMed and each of its subsidiaries have performed all material obligations required to be performed by it under, is not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the AccuMed Employee Plans or AccuMed Benefit Arrangements; (iii) each AccuMed Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such AccuMed Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination; and (iv) no AccuMed Employee Plan or AccuMed Benefit Arrangement is or within the prior six years has been subject to, and neither AccuMed nor any of its subsidiaries has incurred and nor expects to incur any liability under, Title IV of ERISA or Section 412 of the Code and (v) nothing in any AccuMed Employee Plan or AccuMed Benefit Arrangement precludes or interferes with Alamar's ability to cause AccuMed to terminate (or consolidate, at Alamar's option) any AccuMed Employee Plan or AccuMed Benefit Arrangement after the Closing; provided that (i) the AccuMed Employee Plans and AccuMed Benefit Arrangements may be terminated prospectively only, subject to rights accrued by AccuMed's employees at the time of such termination and (ii) not more than 60 days' notice may be required to terminate certain AccuMed Employee Plans and AccuMed Benefit Arrangements.

            (d) Each AccuMed Employee Plan and AccuMed Benefit Arrangement has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from AccuMed or any of its subsidiaries to (or under) any such AccuMed Employee Plan or AccuMed Benefit Arrangement have been fully paid for the most recently-ended fiscal year. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with GAAP consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by AccuMed or any of its subsidiaries with respect to, or change in employee participation or coverage under, any AccuMed Employee Plan or AccuMed Benefit Arrangement that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year. All non-U.S. Plans and Arrangements are fully funded under applicable law.

            (e) AccuMed has made available to Alamar complete, accurate and current copies of all AccuMed Employee Plans and AccuMed Benefit Arrangements and all amendments, documents, correspondence and filings relating thereto, including, but not limited to, any statements, filings, reports or returns filed with any governmental agency with respect to the AccuMed Employee Plans and AccuMed Benefit Arrangements at any time within the three-year period ending on the date hereof.

      4.18 Change of Control Payments. No amounts shall become payable (whether currently or in the future) to current or former officers, directors or employees of AccuMed or any of its subsidiaries as a result of or in connection with the Merger.

      4.19 Registration Statement; Proxy Statement/Prospectus. The information supplied in writing by AccuMed for inclusion in the Registration Statement (as hereinafter defined) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. AccuMed has reviewed the disclosures in the S Private Placement document relating to AccuMed and its subsidiaries and represents that, to its knowledge, such disclosures do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied in writing by AccuMed for inclusion in the proxy statement/prospectus to be sent to the shareholders of Alamar in connection with the meeting of Alamar's shareholders to consider the Merger (the "Alamar Shareholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Alamar's shareholders, at the time of the Alamar Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Alamar Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to AccuMed or any of its affiliates, officers or directors should be discovered by AccuMed which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, AccuMed shall promptly inform Alamar. Notwithstanding the foregoing, AccuMed makes no representation or warranty with respect to any information supplied by or concerning Alamar which is contained in any of the foregoing documents.

      4.20 No Illegal Payments. Neither AccuMed nor any of its subsidiaries has not, directly or indirectly, paid or delivered, accepted, or agreed to pay or deliver any remuneration, fee, commission or sum of money or item of property, however characterized, to any Person, government official or other party which is in any manner related to the business of AccuMed or any of its subsidiaries and which AccuMed or any of its subsidiaries knows or has reason to believe to have been illegal under any federal, state or local law, which payment or delivery may impose liability on Alamar.

      4.21 Board Approval. The Board of Directors of AccuMed has, on or prior to the date hereof, unanimously approved this Agreement and the Merger.

      4.22 Insurance Policies. The AccuMed Schedules contain a true and complete list of all policies of insurance currently owned or maintained by AccuMed and each of its subsidiaries with respect to their business. Said list includes policy numbers, identity of insurers and a description of the type and amount of coverage under each such policy. All such policies are in full force and effect, and AccuMed has not received notice of cancellation or intent to cancel with respect thereto or is aware of any basis for such action.

      4.23 Financial Statements. AccuMed has prepared and delivered to Alamar the following financial statements: (a) an unaudited Income Statement for AccuMed for the period from February 7, 1994 to December 31, 1994, (b) an unaudited Balance Sheet for AccuMed dated December 31, 1994, (c) an unaudited consolidated Income Statement for AccuMed and its subsidiary for the period from January 1, 1995 to February 28, 1995, and (d) an unaudited consolidated Balance Sheet for AccuMed and its subsidiary dated February 28, 1995 (the "AccuMed Balance Sheet"). These financial statements were not prepared in accordance with GAAP, nor were they reviewed or compiled by independent public accountants, but, to the knowledge of AccuMed after due inquiry, these financial statements fairly presented the assets, liabilities and financial position of AccuMed and (to the extent applicable) its subsidiary as of the respective dates thereof and the results of their operations for the periods indicated.

      4.24 No Undisclosed Liabilities. To the knowledge of AccuMed after due inquiry, except as set forth in the AccuMed Schedules, AccuMed has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) other than liabilities or obligations reflected or reserved against in the AccuMed Balance Sheet and current liabilities incurred in the ordinary course of business, consistent with past practices, since the date of the AccuMed Balance Sheet.

      4.25 Absence of Certain Changes. Except as disclosed on the AccuMed Schedules, since February 28, 1995, neither AccuMed nor any of its subsidiaries has:

            (a) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment), or any increase in the compensation payable or to become payable to any officer or employee, except regularly scheduled increases consistent with past experience;

            (b) Made any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $5,000 for additions to property, plant, equipment or intangible capital assets;

            (c) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other equity securities of AccuMed or any subsidiary;

            (d) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors, except for regularly scheduled compensation to officers;

            (e)   Changed its method of accounting or accounting practices;

            (f) Written off any notes or accounts receivable as uncollectible other then in the ordinary course of business and consistent with past practices;

            (g) Discharged or satisfied any lien or encumbrance or paid any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the AccuMed Financial Statements and current liabilities incurred in the ordinary course of business and consistent with past practice;

            (h) Sold, assigned, transferred, mortgaged, pledged or encumbered any of its assets (real, personal or mixed, tangible or intangible), cancelled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business and consistent with past practice;

            (i) Sold, assigned or transferred any patents, trademarks, trade names, copyrights or other similar assets, including applications or licenses therefor;

            (j) Entered into any transaction other than in the ordinary course of business or otherwise contemplated by this Agreement; or

            (k) Entered into any agreement or commitment to do any of the foregoing.

      4.26 Manufacturing, Distribution and License Rights. Except as disclosed in the AccuMed Schedules, neither AccuMed nor any subsidiary has granted rights or licenses to manufacture, assemble, distribute, license or sell its products to any person or entity, is bound by any agreement that affects AccuMed's or its subsidiaries' exclusive right to manufacture, assemble, distribute, license or sell AccuMed's or its subsidiaries' products, or has licensed or sold any of its technology or Proprietary Rights to any person or entity.

      4.27 Customers and Distributors. Except as disclosed in the AccuMed Schedules, neither AccuMed nor any of its subsidiaries has actual knowledge that any customer or distributor has ceased, or intends to cease, utilizing or purchasing the goods or services, or distributing the products, of AccuMed and its subsidiaries, or has substantially reduced, or intends substantially to reduce, the use or purchase of such goods or services, or the distribution of such products.

      4.28 Suppliers. AccuMed has no actual knowledge that any supplier of AccuMed or any of its subsidiaries will not sell goods and services to Alamar at any time after the Effective Time on terms and conditions and in quantities similar to those of prior sales to AccuMed.

      4.29 Full Disclosure. AccuMed is not aware of any facts directly relating to its or its subsidiaries' business or property (excluding, without limitation, any fact relating to economic, business, political or industry conditions generally) which it believes affect materially adversely such business or property or which it believes are likely in the future to affect materially adversely such business or property which have not been disclosed in this Agreement or the AccuMed Schedules or been otherwise disclosed in writing to Alamar.

      4.30 No Misrepresentation. None of the representations and warranties of AccuMed set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to Alamar as contemplated by any provision hereof, contains, or will contain at the Effective Time, any untrue statement of a material fact or omits, or will omit at the Effective Time, any material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF ALAMAR

      Alamar represents and warrants to AccuMed as of the date hereof and again as of the Effective Time, subject to the exceptions disclosed in writing in the disclosure letter supplied to AccuMed by Alamar (the "Alamar Schedules") which identifies the Section numbers hereof to which the disclosures pertain and which is dated as of the date hereof and again as of the Effective Time and which is attached to this Agreement and incorporated by reference, as set forth below.

      5.1 Organization of Alamar. Alamar is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Alamar. Alamar does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity. The Alamar Schedules contain true and correct copy of the Articles of Incorporation and Bylaws or other charter documents of Alamar, each as amended to date. Alamar has no subsidiaries.

      5.2   Capital Structure.

            (a) The authorized capital stock of Alamar consists as of the date hereof of 30,000,000 shares of Common Stock, no par value, of which 5,140,939 shares were issued and outstanding as of April 21, 1995, and 5,000,000 shares of Preferred Stock, no par value, none of which are issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of April 21, 1995, Alamar has also reserved (i) 724,985 shares of Common Stock for issuance to employees, officers or directors of Alamar under the 1990 Alamar Option Plan and the 1992 Alamar Option Plan, and
      (ii) 4,070,964 shares of Common Stock for issuance upon exercise of the Alamar Warrants. As of April 21, 1995, of the 724,985 shares of Alamar Common Stock reserved for issuance upon exercise of options therefor, 581,809 shares remained subject to outstanding options with a weighted average exercise price of approximately $1.30, and 173,176 shares were reserved for future grant. As of April 21, 1995, of the 4,070,964 shares of

      Alamar Common Stock reserved for issuance upon exercise of Alamar Warrants, 4,070,964 shares remained subject to outstanding Alamar Warrants with a weighted average exercise price of approximately $4.38, and no shares were reserved for future grant. All shares of Alamar Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Alamar Schedules, there are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which Alamar is a party or by which it is bound obligating Alamar to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Alamar or obligating Alamar to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement. All shares of Alamar capital stock have been issued in compliance with all applicable federal and state securities laws, and no right of rescission inures to any shareholder of Alamar.

            (b) The shares of Alamar Common Stock to be issued pursuant to the Merger will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

      5.3   Authority.

            (a) Alamar has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents to which it is or will be a party, subject to obtaining requisite shareholder approval, and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of Alamar subject only to the approval of the Merger by Alamar's shareholders as contemplated by Section 8.1(a). This Agreement has been duly executed and delivered by Alamar and constitutes the valid, binding and enforceable obligation of Alamar, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

            (b) The execution and delivery by Alamar of this Agreement and the Transaction Documents to which Alamar is or will be a party do not or will not, and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Alamar or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Alamar or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Alamar or have a material adverse effect on the ability of Alamar to consummate the transactions contemplated hereby or thereby.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Alamar in connection with the execution and delivery of this Agreement or the Transaction Documents to which it is party by Alamar or the consummation by Alamar of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) the filing of the Agreement of Merger with the Illinois Secretary of State, (iii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iv) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (v) the filing of a Form 8-K and Form 10-C with the SEC within 15 days and 10 days, respectively, after the Closing Date, (vi) any filings as may be required under applicable state securities laws and the laws of any foreign country, and (vii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Alamar.

      5.4   SEC Filings; Alamar Financial Statements.

            (a) Alamar has filed on a timely basis all forms, reports and documents required to be filed with the SEC since October 14, 1992, and Alamar has made available to AccuMed, in the form filed with the SEC, (i) its Annual Reports on Form 10-KSB for the fiscal years ended September 30, 1992, 1993 and 1994, respectively, (ii) its Quarterly Reports on Form 10-QSB for the period ended December 31, 1994, (ii) all proxy statements relating to Alamar's meetings of shareholders (whether annual or special) held since September 30, 1992, (iv) all other reports or registration statements filed by Alamar with the SEC since September 30, 1992 and (v) all amendments and supplements to all such reports and registration statements filed by Alamar with the SEC. All such required forms, reports and documents (including those enumerated in clauses (i) through (v) of the preceding sentence) are referred to herein as the "Alamar SEC Reports". As of their respective dates, the Alamar SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Alamar SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Alamar SEC Reports, including any Alamar SEC Reports filed after the date hereof until the Closing, (x) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (z) fairly presented the assets, liabilities and financial position of Alamar as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Alamar contained in the Alamar SEC Reports, as of September 30, 1994, is hereinafter referred to as the "Alamar Balance Sheet".

            (c) Alamar has heretofore furnished or made available to AccuMed a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Alamar with the SEC pursuant to the Securities Act or the Exchange Act.

      5.5   Intentionally Deleted.

      5.6 Taxes, Tax Returns and Audits. Alamar has timely filed all Tax Returns required to have been filed, and such returns are true and correct. Alamar has paid or has adequately reserved in the Alamar Financial Statements for the payment of all Taxes that have or may become due pursuant to said Tax Returns, or pursuant to any assessment received with respect thereto. Except as disclosed in the Alamar Schedules, there are no present or threatened disputes as to Taxes payable by Alamar. There have been no federal, state, foreign or local audits of income, sales, ad valorem or other Taxes payable by Alamar except as disclosed in the Alamar Schedules and any deficiencies proposed as a result of such audits have been paid or settled. There are no unexpired waivers by Alamar of any statute of limitations with respect to any Taxes, and Alamar is not a party to any actions or proceedings by any Governmental Entity for the collection or assessment of Taxes.

      5.7 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Alamar which has or reasonably would be expected to have the effect of prohibiting or materially impairing any material current business practice of Alamar, any acquisition of material property by Alamar or the conduct of business by Alamar as currently conducted or as proposed to be conducted by Alamar.

      5.8 Absence of Liens and Encumbrances. Alamar has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Alamar Financial Statements and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby. A complete list of all Alamar leased and owned real property is set forth in the Alamar Schedules.

      5.9 Proprietary Rights. The Alamar Schedules contain a complete and accurate list of all patented and registered Proprietary Rights owned by Alamar and all pending patent applications and applications for the registration of other Proprietary Rights owned or filed by Alamar. The Alamar Schedules also contain a complete and accurate list of all trade or corporate names used by Alamar and a complete and accurate list of all licenses and other rights granted by Alamar to any third party with respect to Proprietary Rights and licenses and other rights granted by any third party to Alamar. Except as set forth on the Alamar Schedules, (a) Alamar owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights necessary for the operation of Alamar's business as presently conducted or as currently proposed by Alamar to be conducted; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of Alamar, is threatened, and to the knowledge of Alamar, there is no reasonable basis for any such claim; (c) none of Alamar nor any registered agent of Alamar has received any notices of, nor are they aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has Alamar or any registered agent of Alamar received any claims of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party; and (d) Alamar has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, nor is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of Alamar's business as presently conducted or as currently proposed by Alamar to be conducted. Except as disclosed in the Alamar Schedules, to the knowledge of Alamar, Alamar is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright, trade secret or other intangible assets, with respect to the use thereof or in connection with the conduct of its business or otherwise. To the knowledge of Alamar, it is currently not necessary nor will it be necessary for Alamar to utilize nor will Alamar, nor is it or will it be necessary to utilize any inventions of any persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with Alamar nor is it or will it be necessary to utilize any other assets or rights of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by Alamar or in violation of any limitations or restrictions to which any such person or entity is a party or to which any of such assets or rights may be subject. Except as disclosed in the Alamar Schedules, to the knowledge of Alamar, none of Alamar's employees, consultants, officers, directors or shareholders has taken, removed or made use of any proprietary documentation, manuals, products, materials or any other tangible item from his or her previous employer relating to the business as conducted of such previous employer which has resulted in Alamar's access to or use of such proprietary items. Except as disclosed in the Alamar Schedules hereto, all actions required to be taken to transfer interest in such Proprietary Rights to Alamar have been taken, all notices required to be made in connection with such transfer have been made, and all consents required to be secured in connection with such transfer have been secured.

      5.10 Contracts. The Alamar Schedules contain a true and complete list of every material contract, understanding, agreement, relationship and commitment, written or oral, to which Alamar is a party or by which its properties is bound or subject (collectively, the "Alamar Contracts"). Except as expressly set forth in the Alamar Schedules, (a) all such Alamar Contracts are in full force and effect, enforceable in accordance with their terms; (b)

Alamar has performed in all material respects all obligations required to be performed by it thereunder; (c) Alamar is not, nor, to the knowledge of Alamar, is any other party to any such Alamar Contract in default in any material respect or alleged to be in default in any material respect under the terms thereof; and (d) there exists no condition which, after notice or lapse of time or both, would constitute such a default by Alamar or which would otherwise allow the other contracting party to terminate any such Alamar Contract. Alamar has not received written notice nor, to the knowledge of Alamar, any other notice, that any party to any such Alamar Contract intends to cancel or terminate, or to exercise any option under, any such Alamar Contract. For purposes of this Section 5.10, a contract, agreement, relationship or commitment is deemed material if it (i) is, or has been, required to be filed as an exhibit to the Alamar SEC Reports or (ii) gives rise to rights or liabilities on the part of Alamar exceeding $10,000 in the aggregate, or is one of a series of related Alamar Contracts, commitments, agreements or relationships with the same contracting party or group of affiliated parties that in the aggregate give rise to rights or liabilities exceeding such amount.

      5.11 Governmental Authorization. Alamar holds all Permits which are material to the operation of Alamar's business as currently conducted. Alamar is in material compliance with the terms of such Permits. Except as set forth on the Alamar Schedules, the business of Alamar is not being conducted in violation of any Laws, except for violations or possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Alamar. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Alamar is pending or, to the knowledge of Alamar, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

      5.12  Intentionally Deleted.

      5.13  Intentionally Deleted.

      5.14 Litigation. Except as set forth in the Alamar Schedules:

            (a) there are no claims, actions, suits, inquiries, proceedings or investigations pending or, to the knowledge of Alamar, threatened by or against Alamar relating to any product alleged to have been designed, manufactured, sold or licensed by Alamar and alleged to have been defective, improperly designed or manufactured or improperly labeled;

            (b) there are no claims, actions, suits, inquiries, proceedings or investigations pending or, to the knowledge of Alamar, threatened by or against Alamar at law or in equity or before or by any Governmental
      Entity. Alamar does not know of any basis for any such claim, action, suit, proceeding or investigation; and

            (c) there are no contracts between Alamar and any Governmental Entity purporting to impose any affirmative action or equal employment opportunities upon Alamar relating to Alamar's employees and with regard to said employees so far as Alamar is aware. Alamar is not a government contractor within the meaning of Executive Order No. 11246, the Vietnam Veterans Readjustment Assistance Act of 1974, or the Rehabilitation Act of 1973.

      5.15  Health, Safety and Environment.

            (a) Compliance with Environmental and Safety Requirements. Alamar is in compliance with all applicable Environmental and Safety Requirements, and Alamar possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby.

            (b) No Hazardous Wastes. Except as set forth in the Alamar Schedules, Alamar has not ever generated, transported, treated, stored, or disposed of any Hazardous Wastes at any site, location or facility and no such Hazardous Wastes are present on, in or under any real property owned or used by Alamar, and such property does not contain (including containment by means of any underground storage tank) any Hazardous Waste.

            (c) No Actions or Proceedings. Alamar has not been subject to, or received any written notice or, to the knowledge of Alamar, any other notice of, any private, administrative or judicial action, or any written notice or, to the knowledge of Alamar, any other notice of any intended private, administrative, or judicial action relating to the presence or alleged presence of Hazardous Wastes in, under or upon any real property owned or used by Alamar, and Alamar does not know and has no reason to know of any reasonable basis for any such notice or action; and there are no pending or, to the knowledge of Alamar, threatened actions or proceedings (or notices of potential actions or proceedings) from any governmental agency or any other entity regarding any matter relating to health, safety or protection of the environment.

            (d) Other Condition. To the knowledge of Alamar, no facts, events or conditions with respect to the past or present operations or facilities of Alamar or its business exist which could reasonably be expected to interfere with or prevent continued compliance with, or could give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving Alamar or its business under any Environmental and Safety Requirement based on any such fact, event or circumstance, including liability for cleanup costs, personal injury or property damage.

      5.16 Broker's and Finders' Fees. Except for fees payable to Commonwealth pursuant to the engagement letter dated February 14, 1995 and the fees, costs and expenses payable to Commonwealth in connection with this Agreement, the S Private Placement and the D Private Placement, all of which have been disclosed in writing to AccuMed, and fees payable to Bridgemere Capital pursuant to the engagement letter dated March 29, 1995, copies of which have been provided to Accumed, Alamar has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

      5.17 Labor Matters. There are no pending material claims against Alamar under any workers compensation plan or policy or for long term disability. Alamar and each of its United States subsidiaries, has complied in all material respects with all applicable provisions of COBRA and, if applicable, similar foreign laws and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder. Except as set forth in the Alamar Schedules, Alamar has no labor unions or collective bargaining agreements with its employees. Except as set forth in the Alamar Schedules, there is not, and within the last three years Alamar has not experienced, any strike, picketing, boycott, work stoppage or slowdown or other labor dispute or, to the knowledge of Alamar, any union organizational activity or any complaint of, or any allegation, charge or reasonable basis for any allegation or charge of, unfair labor practice, employment discrimination or other matters relating to the employment of labor. To the knowledge of Alamar, after due inquiry, no such complaint, allegation or charge of unfair labor practice or employment discrimination has been threatened against Alamar which is likely to adversely affect Alamar. To the knowledge of Alamar, no key employee and no group of employees has any plans to terminate employment with Alamar. Alamar has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Except as set forth in the Alamar Schedules, there are no administrative charges or court complaints pending or, to the knowledge of Alamar, threatened against Alamar before the EEOC or any state or federal court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor.

      5.18  Employee Benefit Plans.

            (a) The Alamar Schedules set forth all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employees of Alamar or any trade or business (whether or not incorporated) which is a member or which is under common control with Alamar (an "Alamar ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of Alamar (collectively, the "Alamar Employee Plans").

            (b) The Alamar  Schedules  set forth a complete  and correct list of each plan, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, fringe benefits or other forms of compensation or benefits which (i) is not an Alamar Employee Plan, (ii) is maintained, established or contributed to by Alamar or any related person, and (iii) covers any employee or former employee of Alamar or any related person, including any employee or former employee of a related person that does business outside of the United States. Such plans and arrangements as are described above are hereinafter referred to collectively as the "Alamar Benefit Arrangements".

            (c) (i) None of the Alamar Employee Plans or Alamar Benefit Arrangements promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including COBRA; (ii) all Alamar Employee Plans and Alamar Benefit Arrangements are, and during the six-year period ending on the date hereof have been, in compliance in all material respects with the requirements prescribed by, and have complied with the reporting and disclosure requirements of, any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, IRS or Secretary of the Treasury or similar foreign regulatory authority), and Alamar has performed all material obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Alamar Employee Plans or Alamar Benefit Arrangements; (iii) each Alamar Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Alamar Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination; and (iv) no Alamar Employee Plan or Alamar Benefit Arrangement is or within the prior six years has been subject to, and Alamar has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code and (v) nothing in any Alamar Employee Plan or Alamar Benefit Arrangement precludes or interferes with AccuMed's ability to cause Alamar to terminate (or consolidate, at AccuMed's option) any Alamar Employee Plan or Alamar Benefit Arrangement after the Closing; provided that (i) the Alamar Employee Plans and Alamar Benefit Arrangements may be terminated prospectively only, subject to rights accrued by Alamar's employees at the time of such termination and
      (ii) not more than 60 days' notice may be required to terminate certain Alamar Employee Plans and Alamar Benefit Arrangements.

            (d) Each Alamar  Employee Plan and Alamar  Benefit  Arrangement  has
      been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from Alamar or any of its subsidiaries to (or under) any such Alamar Employee Plan or Alamar Benefit Arrangement have been fully paid for the most recently-ended fiscal year. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with GAAP consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by Alamar with respect to, or change in employee participation or coverage under, any Alamar Employee Plan or Alamar Benefit Arrangement that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year. All non-U.S. Plans and Arrangements are fully funded under applicable law.

            (e) Alamar has made available to AccuMed complete, accurate and current copies of all Alamar Employee Plans and Alamar Benefit Arrangements and all amendments, documents, correspondence and filings relating thereto, including any statements, filings, reports or returns filed with any governmental agency with respect to the Alamar Employee Plans and Alamar Benefit Arrangements at any time within the three-year period ending on the date hereof.

      5.19 Change of Control Payments. Except as set forth on the Alamar Schedules, no amounts shall become payable (whether currently or in the future) to current or former officers, directors or employees of Alamar as a result of or in connection with the Merger.

      5.20 Registration Statement; Proxy Statement/Prospectus. The Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), (including any amendments or supplements thereto, the "Registration Statement"), pursuant to which the shares of Alamar Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. The Proxy Statement shall not, on the date the Proxy Statement is first mailed to shareholders, at the time of the Alamar Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material affect necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Alamar Shareholders' Meeting which has become false or misleading. Alamar has reviewed the disclosures in the S Private Placement document and represents that such disclosures do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The S Private Placement document will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Alamar or any of its respective affiliates, officers or directors should be discovered by Alamar which should be set forth in an amendment to the Registration Statement or S Private Placement document or a supplement to the Proxy Statement, Alamar will promptly inform AccuMed. Notwithstanding the foregoing, Alamar makes no representation or warranty with respect to any information supplied by AccuMed for inclusion in any of the foregoing documents.

      5.21 No Illegal Payments. Alamar has not, directly or indirectly, paid or delivered, accepted, or agreed to pay or deliver any remuneration, fee, commission or sum of money or item of property, however characterized, to any Person, government official or other party which is in any manner related to the business of Alamar and which Alamar knows or has reason to believe to have been illegal under any federal, state or local law, which payment or delivery may impose liability on AccuMed.

      5.22 Board Approval. The Board of Directors of Alamar has, as of the date hereof, approved this Agreement and the Merger.

      5.23 Insurance Policies. The Alamar Schedules contain a true and complete list of all policies of insurance currently owned or maintained by Alamar with respect to its business. Said list includes policy numbers, identity of insurers and a description of the type and amount of coverage under each such policy. All such policies are in full force and effect, and Alamar has not received notice of cancellation or intent to cancel with respect thereto or is aware of any basis for such action.

      5.24 No Undisclosed Liabilities. To the knowledge of Alamar after due inquiry, except as set forth in the Alamar Schedules, Alamar has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) other then liabilities or obligations reflected or reserved against in the Alamar Balance Sheet and current liabilities incurred in the ordinary course of business, consistent with past practices, since the date of the Alamar Balance Sheet.

      5.25  Intentionally Deleted.

      5.26 Absence of Certain Changes. Except as disclosed on the Alamar Schedules, since December 31, 1994, Alamar has not:

            (a) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment), or any increase in the compensation payable or to become payable to any officer or employee, except regularly scheduled increases consistent with past experience;

            (b) Made any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $5,000 for additions to property, plant, equipment or intangible capital assets;

            (c) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other equity securities of Alamar;

            (d) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors, except for regularly scheduled compensation to officers;

            (e)   Changed its method of accounting or accounting practices;

            (f) Written off any notes or accounts receivable as uncollectible other then in the ordinary course of business and consistent with past practices;

            (g) Discharged or satisfied any lien or encumbrance or paid any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Alamar Balance Sheet and current liabilities incurred in the ordinary course of business and consistent with past practice;

            (h) Sold, assigned, transferred, mortgaged, pledged or encumbered any of its assets (real, personal or mixed, tangible or intangible), cancelled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business and consistent with past practice;

            (i) Sold, assigned or transferred any patents, trademarks, trade names, copyrights or other similar assets, including applications or licenses therefor;

            (j) Entered into any transaction other than in the ordinary course of business or otherwise contemplated by this Agreement; or

            (k) Entered into any agreement or commitment to do any of the foregoing.

      5.27 Manufacturing, Distribution and License Rights. Except as disclosed in the Alamar Schedules, Alamar has not granted rights or licenses to manufacture, assemble, distribute, license or sell its products to any person or entity, is not bound by any agreement that affects Alamar's exclusive right to manufacture, assemble, distribute, license or sell Alamar's products, and has not licensed or sold any of its technology or Proprietary Rights to any person or entity.

      5.28 Customers and Distributors. Except as disclosed in the Alamar Schedules, Alamar has no actual knowledge that any customer or distributor has ceased, or intends to cease, utilizing or purchasing the goods or services, or distributing the products, of Alamar or has substantially reduced, or intends substantially to reduce, the use or purchase of such goods or services, or the distribution of such products.

      5.29 Suppliers. Alamar has no actual knowledge that any supplier of Alamar will not sell goods and services to Alamar at any time after the Effective Time on terms and conditions and in quantities similar to those of prior sales to Alamar.

      5.30 Full Disclosure. Alamar is not aware of any facts directly relating to its business or property (excluding, without limitation, any facts relating to economic, business, political or industry conditions generally) which it believes affect materially adversely such business or property or which it believes are likely in the future to affect materially adversely such business or property which have not been disclosed in this Agreement or the Alamar Schedules or been otherwise disclosed in writing to AccuMed.

      5.31 No Misrepresentation. None of the representations and warranties of Alamar set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to AccuMed as contemplated by any provision hereof, contains, or will contain at the Effective Time, any untrue statement of a material fact or omits, or will omit at the Effective Time, any material fact necessary to make the statements contained herein or therein not misleading.


                                  ARTICLE VI
               CONDUCT AND COVENANTS PRIOR TO THE EFFECTIVE TIME

      6.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, each of Alamar and AccuMed agrees, except to the extent that the other party shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and to use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses be unimpaired at the Effective Time. Alamar and AccuMed further agree that each shall promptly notify the other of any event or occurrence not in the ordinary course of its business, and will not enter into or amend any agreement or take any action which reasonably would be expected to have a Material Adverse Effect on it. Alamar further covenants and agrees that it will use its best efforts (a) to raise at least $1,800,000 in gross proceeds through the S Private Placement and/or D Private Placement within 10 business days of the date of this Agreement and (b) to maintain the listing of the Alamar Common Stock on, and to meet all of the requirements for continued listing on, the Nasdaq SmallCap Market or, if the Alamar Common Stock is removed from listing on the Nasdaq SmallCap Market, to obtain the relisting of the Alamar Common Stock on the Nasdaq SmallCap Market or another national securities market. The parties are aware of the pending negotiations with Becton, Dickinson & Company ("BD") and each will cooperate and use their best efforts to complete these negotiations successfully in order to obtain additional capital for Alamar.

      6.2 Consent of Other Party to Engage in Certain Conduct. Except as expressly contemplated by this Agreement or disclosed on the Alamar Schedules in the case of Alamar and the AccuMed Schedules in the case of AccuMed, neither Alamar nor Accumed shall prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed, and to the extent Peter P. Gombrich is consenting on behalf of Alamar, Mr. Gombrich will obtain the approval of Alamar's Board prior to giving such consent):

            (a) Accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the employee stock plans of such party or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay (i) to any executive officer or (ii) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with such party's policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof or pursuant to written agreements consistent with such party's prior agreements under similar circumstances;

            (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to such party's Proprietary Rights or enter into grants to future patent rights, other than licenses in connection with the sale of goods or services entered into in the ordinary course of business consistent with past practices;

            (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party;

            (e) Repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with written agreements providing for the repurchase of shares in connection with any termination of service to such party;

            (f) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than, in the case of Alamar, (i) shares of Alamar Common Stock issuable upon the exercise of previously issued Alamar Warrants, (ii) shares of Alamar Common Stock issuable upon the exercise of options previously granted pursuant to the 1990 Alamar Option Plan and the 1992 Alamar Option Plan and/or (iii) no more than an aggregate of 4,000,000 shares of Alamar Common Stock pursuant to the S Private Placement and the D Private Placement, provided that neither the S Private Placement nor the D Private Placement is conditioned in any way upon the continued listing of the Alamar Common Stock on the Nasdaq SmallCap Market;

            (g) Except as otherwise provided for herein, cause, permit or propose any amendments to such party's Articles of Incorporation or Bylaws;

            (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of such party, or enter into any joint ventures, strategic partnerships or alliances or purchase any distributors;

            (i) Sell, lease, license, encumber or otherwise dispose of any of such party's properties or assets which are material, individually or in the aggregate, to the business of such party, except in the ordinary course of business consistent with past practice;

            (j) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of such party or guarantee any debt securities of others;

            (k) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in the ordinary course of business, consistent with past practice;

            (l) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

            (m) Pay, discharge or satisfy in an amount in excess of $10,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities of the type reflected or reserved against in such party's financial statements (or the notes thereto) (included in each of the AccuMed and Alamar Schedules is a list of accounts payables as to which AccuMed and Alamar agree there is no dispute and which may be paid down in the ordinary course);

            (n) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (o) Commence any litigation other than (i) for the routine collection of bills or (ii) in such case where such party in good faith determines in good faith that failure to commence suit would result in the material impairment of a valuable aspect of such party's business, provided that such party consults with the other party prior to the filing of such a suit; or

            (p) Take, or agree in writing or otherwise to take, any of the actions described in Sections 6.2(a) through (o) above, or any action which would cause or would be reasonably likely to cause any of the conditions to the Merger set forth in Sections 8.1 or 8.2, with respect to Alamar, or Sections 8.1 or 8.3, with respect to AccuMed, not to be satisfied.

      6.3 Bring-down of Disclosure Schedules. At the closing, Alamar shall deliver the Updated Alamar Schedules (as hereinafter defined) to AccuMed and AccuMed shall deliver the Updated AccuMed Schedules (as hereinafter defined) to Alamar.


                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

      7.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Alamar shall prepare, and file with the SEC, the Proxy Statement and the Registration Statement in which the Proxy Statement will be included as a prospectus. Alamar shall use its best efforts to have the Registration Statement declared effective as soon thereafter as practicable. The Proxy Statement shall also include the recommendation of the Board of Directors of Alamar in favor of the Merger which shall not be withdrawn, modified or withheld except in compliance with the fiduciary duties of Alamar's Board under applicable law. AccuMed shall cooperate with Alamar and its agents in the preparation and efforts to achieve effectiveness of the Proxy Statement and Registration Statement.

      7.2 Meetings of Shareholders. Promptly after the date hereof, AccuMed shall take all action necessary in accordance with Illinois Law and its Articles of Incorporation and Bylaws to convene a meeting of the AccuMed Shareholders ("AccuMed Shareholders' Meeting") to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger. Promptly after the date hereof, Alamar shall take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Alamar Shareholders' Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger.

      7.3   Access to Information; Confidentiality.

            (a) Each party shall afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all information concerning the business, including the status of product development efforts, properties and personnel of such party as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 7.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

            (b) The parties acknowledge that Alamar and AccuMed have previously executed a Confidentiality Disclosure Agreement dated December 20, 1994 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

      7.4   No Solicitation; Exclusivity.

            (a) Except for the completion of the ongoing negotiations with BD with respect to licensing ,certain Proprietary Rights of Alamar, neither Alamar nor AccuMed nor any of their subsidiaries, affiliates or representatives shall, directly or indirectly, encourage, solicit, participate in, initiate or continue discussions or negotiations with, or provide any information to, any Person (other than any of the parties to this Agreement and their subsidiaries, affiliates and representatives) concerning any merger, sale of assets, sale of shares of capital stock or similar transactions involving any of the parties to this Agreement, and any existing discussions or negotiations with third persons relating thereto shall be terminated immediately.

            (b) Nothing contained in this Section 7.4 shall prevent Alamar or its Board of Directors from complying with the provisions of Rule 14e-2(a) and 14d-9 promulgated under the Exchange Act.

      7.5 Expenses. Except as set forth in this Section 7.5, all fees and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that upon consummation of the Merger all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees and expenses incurred prior to the consummation of the Merger, shall be paid or reimbursed by the Surviving Corporation.

      7.6 Public Disclosure. Alamar and AccuMed shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or The Nasdaq Stock Market. In the event any such disclosure would violate the terms of the Confidentiality Agreement, Alamar will use its best efforts to secure confidential treatment with respect to information for which such treatment is available.

      7.7 FIRPTA. Alamar shall deliver to the Internal Revenue Service a notice that the Alamar Common Stock is not a "U.S. Real Property Interest" as defined in and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

      7.8 Legal Requirements. Each of Alamar and AccuMed will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required under and in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other public or private third party required to be obtained or made in connection with the Merger or taking of any action contemplated by this Agreement.

      7.9 Blue Sky Laws. Alamar shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Alamar Common Stock pursuant hereto. AccuMed shall use its best efforts to assist Alamar as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Alamar Common Stock pursuant hereto.

      7.10 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement (including resolution of any litigation prompted hereby). Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

      7.11 Certain Benefit Plans. Alamar shall take such reasonable actions as are necessary to allow eligible employees of AccuMed to participate in the benefit programs of Alamar, or alternative benefit programs substantially comparable to those applicable to employees of Alamar on similar terms, as soon as practicable after the Effective Time in accordance with the terms of such programs. To the extent reasonably possible, eligible employees of AccuMed shall receive credit under any new benefit program (other than sabbatical programs) for the duration of their service with AccuMed.

      7.12  Officer and Director Indemnification.

            (a) After the Effective Time, the Surviving Corporation shall indemnify and hold harmless each person who has at any time prior to the Effective Time been an officer, director or employee of AccuMed or other person entitled to be indemnified by AccuMed pursuant to its Articles of Incorporation and Bylaws as they are currently in effect on the date hereof to the same extent as provided in such Articles of Incorporation and Bylaws; provided that it is understood that the foregoing undertaking shall not grant to any such officers, directors or employees or other person rights of indemnity against Surviving

      Corporation more extensive than those such persons may currently have against AccuMed.

            (b) After the Effective Time, the Surviving Corporation shall indemnify the persons who immediately prior to the Effective Time were directors or officers of AccuMed against all actions, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of AccuMed, in each case to the full extent a corporation is permitted under California Law to indemnify its own directors and officers (and the Surviving Corporation will pay expenses in advance of the final disposition of any such actual proceeding to each indemnified party to the full extent permitted by California Law). In connection with such indemnification, (x) any counsel retained by the indemnified parties for any period after the Effective Time shall be satisfactory to the Surviving Corporation, (y) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (z) the Surviving Corporation will cooperate in the defense of any such matter, provided, that the Surviving Corporation shall not be liable for any settlement effected without their prior written consent. The indemnified parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties.

            (c) For a period of three years after the Effective Time, the Surviving Corporation shall use its best efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently directors and officers of AccuMed on terms comparable to those applicable to the then current directors and officers of Alamar.

            (d) This Section shall survive the consummation of the Merger, is intended to benefit the indemnified parties, and shall be binding on all successors and assigns of the Surviving Corporation.

      7.13 Affiliate Agreements. Set forth in the AccuMed Schedules is a list of those persons who are, in AccuMed's reasonable judgment "Affiliates" of AccuMed within the meaning of Rule 145 (each such person who is an "affiliate" of AccuMed within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). AccuMed shall provide Alamar with such information and documents as Alamar shall reasonably request for purposes of reviewing such list. AccuMed shall use its best efforts to deliver or cause to be delivered to Alamar, concurrently with the execution of this Agreement, from each of the Affiliates of AccuMed, an executed Affiliate Agreement in the form attached hereto as Exhibit B (each an "AccuMed Affiliate Agreement" collectively, the "AccuMed Affiliate Agreements"). Alamar shall be entitled to place appropriate legends on the certificates evidencing any Alamar Common Stock to be received by such Affiliates of AccuMed pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Alamar Common Stock, consistent with the terms of the AccuMed Affiliate Agreements.

      7.14 Migratory Merger to Delaware; Name Change. Immediately after the Effective Time, the Surviving Corporation shall, for the purpose of changing the domicile of the Surviving Corporation from California to Delaware and changing the name of the Surviving Corporation from "Alamar Biosciences, Inc." to "AccuMed International, Inc.", merge with and into a Delaware corporation having the identical characteristics of the "Surviving Corporation" except that it shall have the name "AccuMed International, Inc." Such Delaware corporation shall thereafter be deemed, for the purposes of this Agreement and the transactions contemplated hereby, the "Surviving Corporation". Alamar will obtain the consent of their shareholders to such change in corporate domicile and will take all other actions necessary to effect such change in corporate domicile.

      7.15  Intentionally Deleted.

      7.16 Tax-Free Reorganization. Alamar and AccuMed shall each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code.

      7.17  Interim Management.

            (a) As of the date of this Agreement, Alamar shall turn over management control of Alamar to Peter P. Gombrich ("Gombrich") who shall serve as acting Chief Executive Officer with full authority as provided to the Chief Executive Officer under Alamar's Bylaws, including the full and absolute authority to disburse Alamar funds. In consideration therefor, Alamar shall pay Gombrich at the rate of $12,500 per month during the period from the date hereof until the Effective Time. Gombrich expressly agrees and acknowledges that by assuming the position of acting Chief Executive Officer, Gombrich will incur fiduciary duties and obligations to Alamar's shareholders consistent with the position of Chief Executive Officer. Gombrich agrees to maintain from the date hereof to the Closing Date the distinction, separateness and integrity of Alamar as a separate corporation and entity and agrees not to commingle funds or assets. If at any time a conflict arises between Gombrich's duties to Alamar and to AccuMed, Gombrich will immediately advise Alamar's Board of Directors, which will relieve Gombrich of his obligations with respect to Alamar to the extent necessary to alleviate the conflict. In the event this Agreement is terminated as provided herein prior to the Effective Time, Gombrich will resign as acting Chief Executive Officer immediately after such termination.

            (b) As of the date of this Agreement all of Alamar's current Directors who will not serve on the Interim Board as set forth in this
      Section 7.17(b) shall resign. From and after the date of this Agreement until the Closing Date (the "Interim Period"), Alamar shall take all actions necessary to cause its Board to be composed of the following persons (each an "Interim Director" and collectively, the "Interim Board"):

                  (1)   Gombrich;

                  (2)   Jack Halperin;

                  (3)   Richard Corbin;

                  (4)   Len Schiller;

                  (5)   John Abeles; and

                  (6)   Don Earhart.

            (c) During the Interim Period, the Interim Board shall take all actions necessary to create an "Expenses Committee", which shall consist of Jack Halperin, Richard Corbin and Len Schiller and which during the Interim Period shall approve all (i) expenditures by Alamar of $25,000 or more and (ii) capital expenditures by Alamar of $5,000 or more ("capital expenditures" for purposes hereof, shall means any expenditure which is required by GAAP to be capitalized and which appears on Alamar's balance sheet in the category of property, plant or equipment).

            (d) In the event this Agreement is terminated as provided herein prior to the Closing, Gombrich will resign from the Interim Board immediately after such termination.

      7.18 Board Representation Upon Closing. Immediately after the Closing the Interim Directors who will not continue to serve on the Board as set forth in this Section 7.18 will resign. The Surviving Corporation will take all actions necessary to cause, immediately after the Closing, (i) the number of members of its Board of Directors to be seven and (ii) such Board to be composed of the following persons, each of whom shall serve for a term of two years:

            (a)   Gombrich, who shall serve as Chairman;

            (b)  Two   individuals   (together  with   Gombrich,   the  "AccuMed
      Nominees"), who will be selected by AccuMed;

            (c) Three individuals (collectively, the "Alamar Nominees"), who will be selected jointly by Commonwealth Associates and American Equities; and

            (d) one person designated and nominated by mutual consent of the AccuMed Nominees and the Alamar Nominees.

      In the event that this Agreement is terminated as provided herein and Gombrich and the AccuMed Nominees shall have been elected to Alamar's Board of Directors pursuant to this Section 7.18, Gombrich and the AccuMed Nominees shall resign from Alamar's Board of Directors immediately after such termination.

      7.19 Alamar Interim Loan to AccuMed. On the date at least $650,000 in gross proceeds are received by Alamar pursuant to the S Private Placement and/or the D Private Placement, which shall be no later than seven business days after the date of this Agreement, Alamar shall loan the principal sum of $150,000 to AccuMed which loan shall be evidenced by a promissory note in the principal amount of $150,000 repayable by AccuMed, with 10% per annum interest, to Alamar on December 31, 1995, which promissory note shall be convertible into 51% of the capital stock of AccuMed, at the election of the holder thereof, if not repaid on or prior to December 31, 1995.


                                 ARTICLE VIII
                           CONDITIONS TO THE MERGER

      8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote under applicable law of the shareholders of each of AccuMed and Alamar.

            (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

            (c) No Injunctions; illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

            (d) Tax  Opinions.  Alamar  and  AccuMed  shall  each have  received substantially identical written opinions from their counsel, Graham & James and Katten Muchin & Zavis, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

            (e)  Nasdaq  Listing.  If as of the  Closing  Date  shares of Alamar
      Common Stock are listed on the Nasdaq SmallCap Market, the shares of Alamar Common Stock issuable to the AccuMed Shareholders pursuant to this Agreement shall have been authorized for listing on the Nasdaq SmallCap Market upon official notice of issuance.

      8.2 Additional Conditions to Obligations of AccuMed. The obligations of AccuMed to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by AccuMed:

            (a) Representations and Warranties. The representations and warranties of Alamar contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Alamar, and the Alamar Schedules shall be updated (the "Updated Alamar Schedules") through the Effective Time to reflect any changes in Alamar's representations and warranties;

            (b) Agreements and Covenants. Alamar shall have performed or complied in all material respect with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

            (c) Third Party Consents. AccuMed shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by AccuMed's legal counsel to provide for the continuation in full force and effect of any and all material Alamar Contracts and Permits and for Alamar to consummate the transactions contemplated hereby, except where the failure to receive any such consent, assignment, waiver, authorization or other certificate would not have a Material Adverse Effect on Alamar.

            (d) Legal Opinion. AccuMed shall have received a legal opinion from Graham & James, counsel to Alamar, in form and substance reasonably acceptable to AccuMed.

            (e) Employment Agreements. Alamar shall have executed Employment Agreements, in form and substance reasonably acceptable to AccuMed, Alamar, Gombrich and, with respect to severance provisions only, Commonwealth (the "Employment Agreements"), with Gombrich and the other key employees listed on the AccuMed Schedules ("Key Employees"), and such Employment Agreements shall be in full force and effect. The Employment Agreement between Alamar and Gombrich shall provide for a base salary of at least $150,000 per year and shall include appropriate severance provisions.

            (f) Funding Requirements. AccuMed shall have been furnished with evidence satisfactory to it that Alamar has received at least $1,800,000 in gross proceeds from the S Private Placement and/or the D Private Placement.

            (g) Legal Due Diligence. No later then the end of the AccuMed Due Diligence Period (as defined below) Alamar shall have made available to AccuMed a true, accurate and complete copy of each written Alamar Contract (together with all amendments and addendum thereto), a true, accurate and complete description of each oral Alamar Contract and a true, accurate and complete copy of any other document reasonably requested by AccuMed in connection with its legal due diligence investigation (the "Alamar Documents") and AccuMed shall have completed its legal due diligence investigation of Alamar and review of the Alamar Documents, to its reasonable satisfaction during the period of fourteen (14) days after the date hereof (the "AccuMed Due Diligence Period"); provided that this condition shall be deemed satisfied in full if within twenty-four (24) hours of the end of the AccuMed Due Diligence Period AccuMed shall not have given Alamar written notice stating that AccuMed's legal due diligence investigation of Alamar and review of the Alamar Documents indicates the existence of facts and circumstances which would have a Material Adverse Effect on Alamar or the Surviving Corporation and specifying in reasonable detail the factual basis therefor. To the extent that any of the Alamar Documents or any information reasonably requested by AccuMed in connection with its due diligence investigation of Alamar is not delivered to AccuMed within seven (7) days of the date hereof, then the expiration date of the AccuMed Due Diligence Period shall be extended one (1) day for each day that such delivery is delayed. In addition, if the date upon which the AccuMed Due Diligence Period would otherwise expire shall fall on a date that is not a business day, the next business day following such non-business day shall be the expiration date of the Due Diligence Period.

      8.3 Additional Conditions to the Obligations of Alamar. The obligations of Alamar to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Alamar:

            (a) Representations and Warranties. The representations and warranties of AccuMed contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on AccuMed, and the AccuMed Schedules shall be updated ("Updated AccuMed Schedules") through the Effective Time to reflect any changes in AccuMed's representations and warranties;

            (b) Agreement and Covenants. AccuMed shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

            (c) Third Party Consents. Alamar shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Alamar's legal counsel to provide for the continuation in full force and effect of any and all material AccuMed Contracts and Permits and for AccuMed to consummate the transactions contemplated hereby except where the failure to receive any such consent, assignment, waiver, authorization or other certificate would not have a Material Adverse Effect on Alamar.

            (d) Legal Opinion. Alamar shall have received a legal opinion from Katten Muchin & Zavis, legal counsel to AccuMed, in form and substance reasonably acceptable to Alamar.

            (e) Employment  Agreements.  Peter P. Gombrich and the Key Employees
      shall  have  executed  the  Employment  Agreements,   and  the  Employment
      Agreements shall be in full force and effect.

            (f) Affiliate Agreements. Each of the parties identified by AccuMed pursuant to Section 7.13 hereof as being an Affiliate of AccuMed shall have delivered to Alamar an executed AccuMed Affiliate Agreement, which shall be in full force and effect.

            (g) Legal Due Diligence. No later then the end of the Alamar Due Diligence Period (as defined below) AccuMed shall have made available to Alamar a true, accurate and complete copy of each written AccuMed Contract (together with all amendments and addendum thereto), a true, accurate and complete description of each oral AccuMed Contract and a true, accurate and complete copy of any other document reasonably requested by Alamar in connection with its legal due diligence investigation (the "AccuMed Documents") and Alamar shall have completed its legal due diligence investigation of AccuMed and review of the AccuMed Documents, to its reasonable satisfaction during the period of fourteen (14) days after the date hereof (the "Alamar Due Diligence Period"); provided that this condition shall be deemed satisfied in full if within twenty-four (24) hours of the end of the Alamar Due Diligence Period Alamar shall not have given AccuMed written notice stating that Alamar's legal due diligence investigation of AccuMed and review of the AccuMed Documents indicates the existence of facts and circumstances which would have a Material Adverse Effect on AccuMed or the Surviving Corporation and specifying in reasonable detail the factual basis therefor. To the extent that any of the AccuMed Documents or any information reasonably requested by Alamar in connection with its due diligence investigation of AccuMed is not delivered to Alamar within seven (7) days of the date hereof, then the expiration date of the Alamar Due Diligence Period shall be extended one
      (1) day for each day that such delivery is delayed. In addition, if the date upon which the Alamar Due Diligence Period would otherwise expire shall fall on a date that is not a business day, the next business day following such non-business day shall be the expiration date of the Due Diligence Period.

            (h) Indebtedness. AccuMed shall not have aggregate liabilities for borrowed money, evidenced by notes, debentures or similar instruments, in excess of $825,000 (which shall not include indebtedness to Alamar or Commonwealth incurred after the date of this Agreement).


                                  ARTICLE IX
                      TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a)   by mutual written consent of AccuMed and Alamar;

            (b)   by Alamar if:

                  (i) there has been a  material  breach of any  representation, warranty, covenant or agreement, contained in this Agreement on the part of AccuMed and such breach has not been cured within ten business days after written notice to AccuMed (provided, that Alamar is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 8.3(a) or Section 8.3(b), as the case may be, will not be satisfied; or

                 (ii) the  Board  of  Directors  of  AccuMed  adversely  amends, withholds or withdraws its recommendation of the Merger (provided that Alamar is not in material breach of the terms of this Agreement);

                (iii) AccuMed's shareholders do not approve the Merger at the AccuMed Shareholders' Meeting;

            (c)      by AccuMed if:

                  (i) there has been a  material  breach of any  representation, warranty, covenant or agreement, contained in this Agreement on the part of the Alamar and such breach has not been cured within ten days after written notice to Alamar (provided, that AccuMed is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 8.2(a) or Section 8.2(b), as the case may be, will not be satisfied;

                 (ii) the Board of Directors of Alamar adversely amends, withholds or withdraws its recommendation of the Merger or the Merger is not submitted to Alamar's shareholders as contemplated by this Agreement (provided that AccuMed is not in material breach of the terms of this Agreement); or

                (iii) Alamar's shareholders do not approve the Merger at the Alamar Shareholders' Meeting;

            (d)  by  any  party   hereto  if:  (i)  there   shall  be  a  final,
      non-appealable order of a federal or state court in effect preventing consummation of the Merger; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal or which would prohibit Alamar's ownership or operation of all or a material portion of the business of AccuMed, or compel Alamar to dispose of or hold separate all or a material portion of the business or assets of AccuMed or Alamar as a result of the Merger;

            (e) by any party hereto if the Merger shall not have been consummated by December 31, 1995; provided, further, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Alamar, AccuMed or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, and, provided that the provisions of Sections 7.3(b) and 7.5, and
Article XI of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

      9.3 Notice of Termination. Any termination of this Agreement under Section
9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.

      9.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      9.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE X
                                  DEFINITIONS

      10.1 Definitions. For purposes of this Agreement, the following terms have the meaning set forth below:

      "Alamar Private Warrants" means the 1,368,059 warrants issued to the Persons, in the amounts, at the times and with the expiration dates, listed in the Alamar Schedules.

      "Alamar Public Warrants" means the 2,702,905 publicly issued warrants, with an exercise price of $5.00 and an expiration date of October 15, 1997.

      "Alamar Warrants" means the Alamar Private Warrants and the Alamar Public Warrants.

      "American Equities" means American Equities Overseas, Inc.

      "COBRA" means limited continued medical benefit coverage for former employees, their spouses and other dependents as required to be provided under
Section 4980B of the Code and Part 6 of Subtitle B of ERISA and the accompanying proposed regulations or state continuation coverage laws.

      "Commonwealth"   means  Commonwealth   Associates,   a  New  York  limited
partnership.

      "D Private Placement" means the issuance and sale by Alamar of Alamar Common Stock at a price of $0.625 per share pursuant to a Regulation D Private Placement conducted by Commonwealth commencing on or after the date hereof.

      "EEOC" means the United States Equal Employment Opportunity Commission.

      "Environmental and Safety Requirements" means all federal, state and local statutes, laws, rules, regulations, codes, ordinances, orders, standards, permits, licenses, actions, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to protection, preservation or conservation of the environment and public or worker health and safety, all as amended, hereafter amended or reauthorized.

      "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair  Market   Value"  of  the  Alamar  Common  Stock  or  the  Surviving
Corporation Common Stock (in either case, the "ASC Common Stock") means the value determined on the basis of the good faith determination of the Board of Directors of Alamar or the Surviving Corporation, as the case may be, without regard to whether the ASC Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

            (a) if the ASC Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market ("NASDAQ"), the closing (or last) bid price of the ASC Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

            (b) if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the closing bid price for the ASC Common Stock on the relevant date, or the most recent preceding date for which such quotations are reported; or

            (c) if, on the relevant date, the ASC Common Stock is not publicly traded or reported as described in (a) or (b), the value determined in good faith by the Board of Directors of Alamar or the Surviving Corporation, as the case may be.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as the date of determination, consistently applied.

      "Governmental Entity" means any court, arbitrator, department, board, bureau, public authority, administrative agency or commission or other foreign, federal, state, municipal or other governmental authority or instrumentality, including the U.S. Food and Drug Administration and the California Department of Health Services, Food and Drug Branch.

      "Hazardous Wastes" means: (A) hazardous materials, hazardous substances, extremely hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., and any other Environmental and Safety Requirements; (B) petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (C) any radioactive material, including any source, special nuclear, or by-product material as defined in 42 U.S.C. ss.2011 et seq.; (D) asbestos in any form or condition; (E) polychlorinated biphenyls; and (F) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental and Safety Requirements.

      "Laws" means all laws, statutes, codes, ordinances, rules, regulations and orders of Governmental Entities.

      "material" means material to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of AccuMed and its subsidiaries, taken as a whole, or Alamar, as the case may be.

      "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), or results of operations of a party.

      "Permits" means all permits (including environmental, construction and operation permits), licenses, notifications, variances, exemptions, franchises, certificates, classifications, registrations, orders, approvals and other similar documents and authorizations, and applications therefor, of all Governmental Entities.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, state, county, city or otherwise, including any instrumentality, division, agency or department thereof).

      "Proprietary Rights" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and franchisee, customer and supplier lists and related information and all other proprietary rights.

      "S Private Placement" means the issuance and sale by Alamar of Alamar Common Stock at a price of $0.625 per share pursuant to a Regulation S Private Placement to foreign investors conducted by American Equities and Commonwealth commencing on the date hereof.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Tax" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

      "Transaction Documents" means this Agreement, the Agreement of Merger, the Voting Trust Agreement, the Employment Agreements and any and all other agreements, documents and instruments contemplated by and being delivered pursuant to or in connection with this Agreement.


                                  ARTICLE XI
                              GENERAL PROVISIONS

      11.1 Non-Survival of Representations and Warranties. The representations and warranties of AccuMed and Alamar contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

      11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a)   If to AccuMed, to:

                        AccuMed, Inc.
                        920 North Franklin, Suite 402
                        Chicago, Illinois  60610
                        Attention:  Peter P. Gombrich, President
                        Telecopy No.:  (312) 642-8684

                  with a copy to:

                        Katten Muchin & Zavis
                        525 West Monroe Street, Suite 1600
                        Chicago, Illinois  60661
                        Attention:  Russell N. Pallesen, Esq.
                                    Mark D. Wood, Esq.
                        Telecopy No.:  (312) 902-1061

            (b) If to Alamar, to:

                        Alamar Biosciences, Inc.
                        4110 North Freeway Boulevard
                        Sacramento, California  95834
                        Attention:  Chief Executive Officer
                        Telecopy No.:  (916) 567-3887

                  with a copy to:

                        Graham & James
                        400 Capital Mall, Suite 2400
                        Attention:  Gilles S. Attia, Esq.
                        Telecopy No.:  (916) 441-6700

      11.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

      11.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

      11.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules attached hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof including that certain letter of intent dated February 25, 1995 by and between AccuMed and Alamar, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically set forth in Section 7.12.

      11.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      11.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      11.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      11.10 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

      IN WITNESS WHEREOF, Alamar and AccuMed have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                   ALAMAR BIOSCIENCES, INC.


                                   By:   /s/ Kenneth E. Miller
                                       ---------------------------------------
                                         Kenneth E. Miller
                                         Chairman and Chief Executive Officer


                                   ACCUMED, INC.


                                   By:   /s/ Peter P. Gombrich
                                       ---------------------------------------
                                         Peter P. Gombrich
                                         Chairman, President and Chief Executive
                                         Officer

      In consideration of the benefits the undersigned, Peter P. Gombrich will receive as the majority shareholder, President, Chief Executive Officer and Chairman of AccuMed, Inc., an Illinois corporation ("AccuMed"), the undersigned agrees to be bound by the terms of Sections 6.2 and 7.17 of that certain Agreement and Plan of Reorganization dated as of April 21, 1995 by and between Alamar Biosciences, Inc, a California corporation, and AccuMed.




                                    Peter P. Gombrich

                               LIST OF EXHIBITS


Exhibit A               Agreement of Merger
Exhibit B               AccuMed Affiliate Agreement